Exhibit 99.1

Press Release	CONTACT:	Brian Shannon
March 20, 2009		713.849.9911
		bshannon@flotekind.com

Flotek Industries to Participate in the Howard Weil Energy Conference

HOUSTON, March 20, 2009—Flotek Industries, Inc. (NYSE: FTK), a technology driven growth company serving the oil, gas, and mining industries, announced today that it will be participating in the 37th Annual Howard Weil Energy Conference in New Orleans.

Chief Operating Officer Steve Reeves and Chief Financial Officer Jesse “Jempy” Neyman will be speaking to investors on Tuesday, March 24 and Wednesday, March 25, 2009. For your convenience, a copy of the materials will be available at www.flotekind.com on the Investor Relations page.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of innovative specialty chemicals and downhole drilling and production equipment. Flotek manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK”.

For additional information, please visit Flotek’s web site at www.flotekind.com.